UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
July 26, 2013 (July 24, 2013)

Paladin Realty Income Properties, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-51860	20-0378980
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

10880 Wilshire Blvd., Suite 1400, Los Angeles, California 90024

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 996-8704

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On July 24, 2013, Paladin Realty Income Properties, Inc. (the “Company”) entered into an Eighth Amended and Restated Advisory Agreement (the “Amended Advisory Agreement”) with the Company’s operating partnership, Paladin Realty Income Properties, L.P., and the Company’s advisor, Paladin Realty Advisors, LLC. The Eighth Amended and Restated Advisory Agreement, which is effective as of July 28, 2013, expires on July 28, 2014 but otherwise has identical terms to the Seventh Amended and Restated Advisory Agreement between the same parties.

A copy of the Amended Advisory Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events.

On July 25, 2013, the dividend committee of the Company declared cash distributions for the month of August 2013. The declared distributions will be calculated based on stockholders of record each day during such month at a rate of $0.0016438 per day and will equal a daily amount that, if paid each day for a 365-day period, would equal a 6.0% annualized rate based on a share price of $10.00. These distributions will be aggregated and paid in cash on September 16, 2013.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

10.1	Eighth Amended and Restated Advisory Agreement dated July 24, 2013 and effective as of July 28, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALADIN REALTY INCOME PROPERTIES, INC.

Date: July 26, 2013	By:	/s/ John A. Gerson
John A. Gerson
Chief Financial Officer